Exhibit 5.1

Consent of Independent Registered Chartered Accountants

We consent to the incorporation by reference in this Amendment No. 1 to the Registration Statement No. 333-189296 on Form F-10 of Brookfield Asset Management Inc. (the “Company”) of our reports dated March 28, 2013 relating to the consolidated financial statements of the Company and the effectiveness of the Company’s internal control over financial reporting appearing in the Annual Report on Form 40-F of the Company for the year ended December 31, 2012.

/s/ Deloitte LLP

Independent Registered Chartered Accountants

Licensed Public Accountants

Toronto, Canada

June 26, 2013